UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2016

Millennium Investment & Acquisition Co. Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

SMC Global

The audited consolidated financial statements of SMC Global Securities Limited (“SMC”) for the fiscal year ended March 31, 2016, including the accompanying notes thereto and U.S. GAAP translations, as received by the registrant from SMC (the “SMC Financial Statements”), are attached hereto as Exhibit 99.1.

The SMC Financial Statements are not financial statements of the Registrant. The Registrant’s relevant asset is its ownership of a minority equity interest in SMC. In connection with the registrant’s investment in SMC, SMC has undertaken to provide the registrant with financial statements of the sort attached hereto, and the registrant has undertaken to file such financial statements publicly with the Securities and Exchange Commission.

Item 8.01 Other Events.

Community Solar Farm Financing

On September 30, 2016, MIAC agreed to provide construction financing to a community solar farm being developed in upstate New York. The solar farm will comprise 500 kW of solar panels on approximately 2.5 acres of land and is the expansion of a similarly sized solar farm on an adjacent property.

MIAC will provide $1,000,000 in total financing that will be available over time during the construction based on achieving certain milestones. The financing matures on July 1, 2017 and has expected total income to MIAC of $140,000.

Net Asset Value

On September 30, 2016 MIAC updated its estimate of Net Asset Value which is summarized in the following chart:

	Estimated	Value per
	Asset Value	MIAC Share
	(Unaudited)	(Unaudited)
Cash	2,900,000	0.26
Other Current Assets	65,000	0.01
Current Liabilities	(223,000)	-0.02
MHC	15,000,000	1.37
SMC	7,556,000	0.69
Net Asset Value (NAV)	25,298,000	2.31

Note: this NAV chart does not take into account the Community Solar Financing described above.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Ex. No.	Description

99.1	Audited US GAAP Financial Statements of SMC Global Securities Limited as of and for the year ended March 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2016

MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.

By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer